UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 31, 2006

                        Commission File Number 000-03718

                              PARK CITY GROUP, INC.
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        (Exact name of small business issuer as specified in its charter)

            Nevada                                         37-1454128
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(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

              333 Main Street, P.O. Box 5000; Park City, Utah 84060
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                    (Address of principal executive offices)


                                 (435) 649-2221
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                         (Registrant's telephone number)


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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure

The following press release is being published April 25, 2006:

Contact:
John McNamara
Cameron Associates
(212) 245-8800 Ext. 205
john@cameronassoc.com


       ORACLE CORPORATION SIGNS LICENSING AGREEMENT WITH PARK CITY GROUP

         PATENT LICENSING BECOMES SIGNIFICANT REVENUE SOURCE FOR COMPANY

PARK CITY UT, - April 25, 2006 - Park City Group, Inc. (OTCBB: PKCY) today announced a license agreement for Oracle Corporation to utilize its patented technology in its applications. Oracle is the world's largest enterprise software company and the agreement arises from Park City Group's ongoing efforts to utilize the strength of its patent library to drive revenue and profits.

Park City Group granted the license to Oracle Corporation as part of its shareholder value enhancement program that includes broadening the application of its technology base to premier enterprise software development companies like Oracle. Park City Group currently provides technology and applications that automate business operations in over 70,000 retail outlets worldwide.

Speaking about the announcement, Randy Fields, Park City Group's Chairman said, "We believe that there is a very substantial opportunity for licensing parts of our intellectual property. When people think of license agreements, they normally think in terms of licensing software. While that certainly represents one source of revenue for us, what makes this agreement unique is that we have licensed the intellectual property itself. This represents a new and separate source of revenue for us. The licensing of a patent has much broader implications and as such the size of these agreements can be significant. This is another significant step for Park City Group and we will continue to utilize the strength of our patent library in any way that is appropriate in order to enhance shareholder value."

About Park City Group
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Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. To find out more about Park City Group (OTCBB: PKCY) please visit our website at www.parkcitygroup.com.

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

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 25, 2006                               PARK CITY GROUP, INC.

                                                     By: /s/ Randall K. Fields
                                                     --------------------------
                                                     CEO

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